Calculation of Filing Fee Tables
S-8
INVO Fertility, Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common stock, $0.0001 par value, to be issued pursuant to the Fifth Amended and Restated 2019 Stock Incentive Plan of INVO Fertility, Inc.	Other	800,000	$ 1.03	$ 824,000.00	0.0001381	$ 113.79
Total Offering Amounts:						$ 824,000.00		$ 113.79
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 113.79
Offering Note
[1]	This Registration Statement shall also cover any additional shares of common stock which become issuable under the Plan being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of our outstanding shares of common stock. Reflects 800,000 shares pursuant to an automatic increase to the number of shares of the Registrant's common stock reserved for issuance pursuant to a fifth amendment and restatement of the 2019 Stock Incentive Plan (the "Plan"), adopted and approved at the July 23, 2026 annual meeting of the shareholders. Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based upon the average of the high and low sale price of the Registrant's common stock on August 27, 2026 as reported in the Nasdaq Stock Market.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources